Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

To the Executive Board and Supervisory Board of ARCADIS N.V.

We consent to the incorporation by reference in the Registration Statements on Form S-8 relating to the ARCADIS N.V. 2005 Long-term incentive plan (File no. 333-136561), the ARCADIS G&M, Inc. 2002 Officer Stock Purchase Plan (File no. 333-104780), the ARCADIS N.V. 2002 Employee Stock Purchase Plan (File no. 333-91646), the ARCADIS N.V. 2001 Long-term Incentive Share Option Plan (File no. 333-99489), the Heidemij N.V. 1996 Incentive Plan (File no. 333-06280), the Heidemij N.V. 1994 Incentive Plan (File no. 33- 76328), of our reports dated May 15, 2007, with respect to the consolidated balance sheets of ARCADIS N.V. as of December 31, 2006 and 2005 and the related consolidated statements of income, cash flows and changes in  equity for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 Annual Report on Form 20-F of ARCADIS N.V.

Our report dated May 15, 2007 on management assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 contains and explanatory paragraph that states ARCADIS N.V. acquired various companies during 2006 (together The Acquired Companies), and management excluded from its assessment of the effectiveness of ARCADIS N.V. internal control over financial reporting as of December 31, 2006, The Acquired Companies internal control over financial reporting associated with assets representing 3% (€ 21.3 million) of consolidated assets of ARCADIS N.V. and revenues representing 1% (€ 16.9 million) of consolidated revenues of ARCADIS N.V. as of and for the year ended December 31, 2006. Our audit of internal control over financial reporting of ARCADIS N.V. also excluded an evaluation of the internal control over financial reporting of The Acquired Companies.

/s/ KPMG ACCOUNTANTS N.V.

Amstelveen, The Netherlands
May 15, 2007